Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 20, 2014, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Intevac, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Intevac, Inc. and subsidiaries on Forms S-8 (File No. 333-190250, effective July 30, 2013; File No. 333-181929, effective June 6, 2012; File No. 333-175979, effective August 2, 2011; File No. 333-168505, effective August 3, 2010; File No. 333-160596, effective July 15, 2009; File No. 333-152773, effective August 5, 2008; File No. 333-143418, effective May 31, 2007; File No. 333-134422, effective May 24, 2006; File No. 333-125523, effective June 6, 2005; File No. 333-109260, effective September 29, 2003; File No. 333-106960, effective July 11, 2003; File No. 333-50166, effective November 17, 2000; and File No. 333-65421, effective October 7, 1998).

/s/ GRANT THORNTON LLP

San Jose, California

February 20, 2014